                                                                   EXHIBIT 10.28






                                  LEASE BETWEEN


                               AIRPORT ASSOCIATES,

                                    LANDLORD,


                                       AND


                                  VIVUS, INC.,

                                     TENANT.


                                  FOR PREMISES

                                       AT

                                735 AIRPORT ROAD

                              LAKEWOOD, NEW JERSEY


                                            Prepared by:

                                            DAVID C. FREINBERG, ESQ.
                                            ST. JOHN & WAYNE, L.L.C.
                                            TWO PENN PLAZA EAST
                                            NEWARK, NEW JERSEY 07105-2249




                                            Dated As Of January 1, 1997





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                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
1.       DEMISE AND TERM OF DEMISE....................................................................................1
2.       RENT, TAXES, ASSESSMENTS AND OTHER CHARGES...................................................................1
3.       USE OF PREMISES, COMPLIANCE WITH LAWS........................................................................3
4.       LIMITED REPRESENTATIONS BY LANDLORD..........................................................................4
5.       INSURANCE....................................................................................................4
6.       DAMAGE OR DESTRUCTION........................................................................................6
7.       CONDEMNATION.................................................................................................8
8.       SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATE.............................................................10
9.       REPAIRS, MAINTENANCE, ALTERATIONS, ETC......................................................................11
10.      SECURITY DEPOSIT............................................................................................13
11.      ASSIGNMENTS, SUBLETTING AND MORTGAGING......................................................................13
12.      INDEMNITY...................................................................................................15
13.      DEFAULT PROVISIONS, LANDLORD'S REMEDIES.....................................................................16
14.      BANKRUPTCY AND INSOLVENCY...................................................................................19
15.      ENTRY BY LANDLORD, ETC......................................................................................20
16.      COVENANT OF QUIET ENJOYMENT.................................................................................21
17.      EFFECT OF CONVEYANCE; LIMITS OF LIABILITY OF LANDLORD,
           DEFINITION OF "LANDLORD"..................................................................................21
18.      SURRENDER, HOLDING OVER BY TENANT...........................................................................22
19.      CURING DEFAULTS, FEES AND EXPENSES..........................................................................22
20.      MECHANICS' AND OTHER LIENS..................................................................................23
21.      SIGNS, ADDRESS..............................................................................................24
22.      WAIVERS AND SURRENDERS TO BE IN WRITING; RIGHT TO TERMINATE.................................................24
23.      COVENANTS BINDING ON SUCCESSORS AND ASSIGNS.................................................................25
24.      RESOLUTION OF DISPUTES......................................................................................25
25.      NOTICES.....................................................................................................25
26.      DEFINITIONS; HEADINGS; CONSTRUCTION OF LEASE................................................................25
27.      FORCE MAJEURE...............................................................................................26
28.      BROKERAGE...................................................................................................27
29.      MISCELLANEOUS PROVISIONS....................................................................................27
30.      COMPLIANCE WITH ENVIRONMENTAL LAWS..........................................................................28
31.      ENVIRONMENTAL REPORTS.......................................................................................33
32.      OPTION TO RENEW.............................................................................................34


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         This Lease is entered into as of January 1, 1997, between AIRPORT
ASSOCIATES, a New Jersey general partnership, having an address at 999 Airport Road, Lakewood, New Jersey 08701 (the "Landlord"), and VIVUS, INC., a Delaware corporation, having an address at 545 Middlefield Road, Suite 200, Menlo Park, California 94025 (the "Tenant").

                              W I T N E S S E T H:

         1.       DEMISE AND TERM OF DEMISE

                  1.1 Landlord demises and leases unto Tenant, and Tenant hires and takes from Landlord, in consideration of the rents to be paid and the covenants, agreements and conditions to be performed, observed and fulfilled by Tenant, the Premises (hereinafter defined), including the building (consisting of approximately 40,000 square feet) (the "Building") and land located at 735 Airport Road, Lakewood, New Jersey. The Building and the land on which the Building is located and all other improvements thereon are sometimes hereinafter collectively referred to as the "Premises".

                  1.2 The term of this Lease (the "Term") shall be five (5) years, commencing as of January 1, 1997 (the "Commencement Date") and expiring December 31, 2001. Tenant shall, at Landlord's request, execute a certificate as to the Commencement Date of this Lease.

         2.       RENT, TAXES, ASSESSMENTS AND OTHER CHARGES

                  2.1 Tenant shall pay to Landlord, at the address set forth above or at such other place of which Landlord shall have given Tenant written notice, a basic annual rental of $202,000.00, in monthly installments of $16,833.33 each.

                  2.2 Such rent shall be paid by Tenant to Landlord in advance, on the first day of each calendar month during the Term (except the pro-rated rent for the unexpired portion of the month in which the Commencement Date occurs, which shall be due on the Commencement Date), without notice, demand, abatement, deduction, counterclaim or set off of any kind. Tenant shall pay the rent in lawful money of the United States which shall be legal tender for all debts, public and private, at the time of payment. Any obligation of Tenant for payment of rent which shall have accrued with respect to any period during the Term shall survive the expiration or termination of this Lease.

                  2.3 Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the rental reserved, and said additional amount so to be paid is not designated as "additional rent," then said amount shall nevertheless, if not paid when due, be deemed "additional rent" and collectible as such with any installment of rental thereafter falling due hereunder, or, if no such installment thereunder shall fall due, on demand.

                  2.4 Tenant shall pay, to Landlord, monthly, or as Landlord may otherwise demand, as additional rent, all real estate taxes, all special assessments, all general assessments, all water and sewer charges, rates and rents, water meter charges, and all such other taxes, levies and charges of any kind, general and special, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the Term be charged, levied, laid, assessed, imposed, become due and payable, or liens upon or for or with respect to the Premises or by reason of the use or occupancy of or any transaction or activity carried on or conducted in the Premises, together with all interest and penalties thereon (but not for any interest or penalty if Tenant timely pays any such imposition). If any assessment is payable in installments, Landlord shall elect to pay such assessments over the longest permissible period allowed without penalty and Tenant shall be responsible for installments which are due and payable or accrue during the Term (equitably pro-rated for installments which accrue during the Term but are payable prior to the Commencement Date or after the expiration of the Term). All taxes, assessments, levies and charges described in this Section
2.4 (including interest and penalties thereon) are sometimes herein referred to as "impositions."

                  2.5 Nothing contained in this Lease shall require Tenant to pay any federal, state, municipal or other income, gross receipts or excess profits taxes assessed against Landlord, or any franchise, corporation, capital levy, estate, succession, inheritance, devolution, payroll, stamp, gift or transfer taxes of Landlord, or any similar tax, or any tax imposed solely because of the nature of the entity of Landlord, or any tax imposed on rent received by Landlord under this Lease; provided, however, that if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute, in whole or in part, for the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed any tax or other charge on or in respect of the Premises or the rents, income or gross receipts of Landlord therefrom (including any municipal, state, or federal levy), then such tax or charge shall be deemed an imposition, but only to the extent that such imposition would be payable if the Premises or the rent, income or gross receipts received therefrom, were the only property of Landlord subject to such imposition, and Tenant shall pay and discharge the same as herein provided in respect of the payment of impositions.

                  2.6 Tenant shall pay monthly, or as Landlord may otherwise demand, all HVAC maintenance contract charges (if any), stand-by fire protection, sprinkler system and central station alarm charges charged with respect to the Premises. Tenant shall also pay, when due, all charges for heat, electricity, gas and other public and private utilities and services furnished to the Premises during the Term.

                  2.7 If Tenant shall fail to pay, within ten (10) days of the date when the same is due and payable, any rent or other charge pursuant to this Lease, Tenant shall upon demand pay Landlord a late charge of five (5%) percent of the amount past due, or, if such late charge shall exceed the maximum late charge permitted by law, the Tenant shall pay the maximum late charge permitted by law.

                  2.8 Except as otherwise expressly provided in this Lease, (a) this Lease shall be deemed and construed to be a "net-net-net" Lease; (b) Landlord shall receive all rent from Tenant free from any and all charges, assessments, expenses or deductions of any and every kind or nature whatsoever, to the end that this Lease shall yield net to Landlord the rent and additional rent payable hereunder during each year of the Term; and (c) all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises during the Term shall be paid or cause to be paid by Tenant.

         3.       USE OF PREMISES, COMPLIANCE WITH LAWS

                  3.1 Subject to Section 3.2, the Premises may be used only for the manufacturing, packaging and distribution of pharmaceutical products and related offices.

                  3.2 Tenant shall not use or occupy or permit anything to be done in or on the Premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the Premises, make void or voidable any insurance then in force with respect thereto, or which may make it more costly (unless Tenant pays the increased cost therefor) or impossible to obtain fire or other insurance thereon, cause or be apt to cause structural injury to the Building or any part thereof, constitute a public or private nuisance, or which may violate any present or future, ordinary or extraordinary, foreseen or unforeseen Legal Requirements or Insurance Requirements, as hereinafter defined. In addition, Tenant shall not allow any animals to be kept on the Premises or use or allow the Premises to be used for residential or dwelling purposes.

                  3.3 Tenant shall, at its expense, promptly comply or cause compliance with, and not jeopardize or make more costly Landlord's compliance with (but it being agreed that except as may otherwise be expressly set forth to the contrary in this Lease, compliance with the following shall be the obligation of Tenant at Tenant's expense):

                           3.3.1 the requirements of every statute, law,
ordinance, regulation, rule, requirement, order or directive, including but not limited to the Americans with Disabilities Act of 1990, now or hereafter made by any federal, state, city or county government or any department, political subdivision, bureau, agency, office or officer thereof, or of any other governmental authority having jurisdiction with respect to and applicable to (i) the Premises, (ii) the condition, equipment, maintenance, use or occupation of the Premises, including, without limitation, such of the foregoing applicable to the making of any alteration or addition in or to any structure appurtenant thereto and to pollution and environmental control; and (iii) the tenants or subtenants thereof (all of the foregoing being herein referred to as "Legal Requirements"); and

                           3.3.2 the rules, regulations, orders and other
requirements of the National and any local Board of Fire Underwriters, or other body having the same or similar functions and having jurisdiction of, and which are applicable to, the Premises and of any liability, fire or other insurance policy which Tenant or Landlord is required hereunder to maintain (herein referred to as "Insurance Requirements"), whether or not such compliance involves changes in the use of the Premises or any part thereof, or be required on account of any particular use to which the Premises, or any part thereof may be put, and whether or not any such Legal Requirements or Insurance Requirements be of a kind not now within the contemplation of the parties hereto.

                  3.4 Notwithstanding anything to the contrary contained in this
Section 3, Landlord shall be responsible for any alterations that should have been made to the Building upon its completion in 1988 (the "Completion Date") in order that the Building would have been in substantial compliance with Legal Requirements on the Completion Date, however Landlord shall be obligated under this Section 3.4 only if and to the extent that such alterations would, as of the date hereof, be mandated by the appropriate governmental authority(ies) with jurisdiction thereover but only to the extent of compliance with Legal Requirements in effect as of the Completion Date.

         4.       LIMITED REPRESENTATIONS BY LANDLORD

                  4.1 Tenant covenants and agrees that it will accept the Premises in their existing "as is" state or condition as of the date of delivery of possession and without any further representation or warranty, express or implied, in fact or by law, by Landlord or its agents and without recourse to Landlord or its agents, as to the nature, condition, or useability thereof, the title thereto, or the use or occupancy which may be made thereof, except as specifically provided in this Lease.

                  4.2 Landlord hereby makes the following representations and warranties to Tenant:

                           4.2.1 Landlord has insurable title to the Property
and there is no outstanding tenancy, lease or right to possession of the Premises.

                           4.2.2 For a period of one (1) year from and after the
Commencement Date, Landlord shall maintain the structure of the Building, the roof of the Building, and the plumbing, electrical and sewer systems in good working order, unless the repair is occasioned by (a) the act or omission of Tenant, its agents, employees, guests, licensees, invitees, subtenants, assignees, successors or independent contractors or (b) any alteration made to the Building by or on behalf of Tenant, in which events Tenant shall be responsible for such repairs.

                           4.2.3 The use of the Premises for the limited
purposes set forth in Section 3.1 of this Lease are, as of the date hereof, permitted uses under the Lakewood Township Code.

         5.       INSURANCE

                  5.1 Landlord shall maintain the following types of insurance in the amounts specified, and Tenant shall pay to Landlord, monthly, or as Landlord may otherwise demand, all premiums therefor:

                           5.1.1 Fire and extended coverage insurance covering
the Building against loss or damage by fire and other risks now or hereafter embraced by "all risk" coverage with vandalism and malicious mischief endorsements in an amount not less than 100% of the full replacement value of the Building, without deduction for depreciation (including coverage for increased costs of construction, demolition and building ordinance casualties).

                           5.1.2 Rent or rental value insurance against loss of
rent or rental value due to fire, including extended coverage endorsement, with vandalism and malicious mischief endorsements, in an amount equal to two years' rent for the Building.

                           5.1.3 Such other insurance, and in such amounts, as
may from time to time be reasonably placed by the Landlord against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, including without limitation, flood hazard

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
insurance if the Building is located in a designated flood hazard area and commercial general liability insurance.

                  5.2 During the Term, Tenant, at Tenant's sole cost and expense, shall carry and maintain:

                           5.2.1 Commercial general liability insurance,
including property damage liability coverage, protecting and indemnifying Tenant, Landlord (and naming Landlord as additional insured thereon) and any designee of Landlord against damages to person or property, or for loss of life or of property occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof. The coverage limits of the policy shall be at least $3,000,000 combined single limit.

                           5.2.2 Fire and extended coverage insurance covering
Tenant's personal property, improvements and alterations, against loss or damage by fire and other risks now or hereafter embraced by "all risk" coverage, with vandalism and malicious mischief endorsements, to the extent of at least ninety (90%) percent of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations, unless this Lease is terminated in which case such proceeds shall be paid to Tenant.

                  5.3 Upon the commencement of the Term and thereafter not less than 30 days prior to the expiration dates of the expiring policies theretofore furnished by Tenant pursuant to Section 5.2, Tenant shall deliver to Landlord certificates of the insurers showing the requisite coverage to be in full and in force for the pertinent period. All such insurance shall be in form, providing coverage and be maintained with carriers, reasonably satisfactory to the Landlord (Landlord hereby deeming Chubb Insurance Company to be acceptable to it as of the date hereof).

                  5.4 Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished pursuant to Section 5.1 unless such additional insurance is written on an excess or contingency basis and does not reduce the amounts payable in the event of loss covered by the insurance maintained pursuant to Section 5.1. If Tenant takes out any such separate insurance, it shall immediately notify Landlord thereof and shall deliver copies of the policies to Landlord.

                  5.5 All policies of insurance provided for in Section 5.1.1 shall name Landlord and any fee mortgagee as the insureds as their respective interests may appear, as to any such mortgagee, by standard mortgagee clause without contribution, but with proceeds payable to Landlord or as such fee mortgagee may require. Any loss under such policy shall be adjusted with the insurance company solely by Landlord. All policies of insurance provided for in
Section 5.1.2 shall name Landlord as the insured with proceeds payable to, and to be adjusted by, Landlord.

                  5.6 Notwithstanding any provision to the contrary contained in this Lease, Landlord and Tenant hereby release each other and each other's officers, directors, employees and agents, from liability or responsibility for any loss or damage to property covered by valid and collectible fire insurance with standard extended coverage endorsement or which would have been covered under insurance required to be maintained pursuant to this Lease. This release shall apply not only to liability and responsibility of the parties to each other, but shall also extend to liability and responsibility for anyone claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible. However, this release shall apply only with respect to loss or damage actually recovered from an insurance company or which would have been recovered had the insurance required by this Lease been maintained. This release shall not apply to loss or damage of property of a party unless the loss or damage occurs during the times the fire or extended coverage insurance policies of a party contain a clause or endorsement to the effect that any release shall not adversely affect or impair the policies or prejudice the right of the party to recover thereunder; provided that if any policy required to be covered under this Lease does not contain such clause or endorsement, the party maintaining such insurance had so notified the other party at least thirty (30) days prior to the casualty in question. Landlord and Tenant each agree that any fire and extended coverage insurance policies covering the Premises or contents shall include this clause or endorsement as long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays the extra cost. If extra cost shall be chargeable, the party whose policy is subject to the extra cost shall advise the other thereof, and of the amount of the extra cost.

                  5.7 Each policy or certificate therefor furnished by Tenant pursuant to Section 5.3 shall contain an agreement by the insurer that should such policy be canceled prior to its expiration date the insurer will endeavor to give Landlord at least 30 days' prior written notice of cancellation.

                  5.8 No policy furnished by Tenant pursuant to Section 5.2 shall have a deductible or a self-insured amount in excess of $2,500.00 (provided Landlord shall not unreasonably withhold its consent to any increase in such amount up to $50,000.00).

         6.       DAMAGE OR DESTRUCTION

                  6.1 In every case of fire, explosion, damage by the elements or other casualty, Tenant shall immediately give notice to Landlord.

                  6.2 In the event the Building, or any portion thereof, is damaged by fire or other perils covered by insurance maintained by Landlord pursuant to Section 5.1, to an extent not exceeding fifty percent (50%) of the full insurable value of the Building and if the damage thereto is such that the repair or restoration thereof may, in Landlord's reasonable opinion, be completed within one hundred twenty (120) days from the date of such casualty and Landlord will receive insurance proceeds sufficient to cover the entire cost of such repair and restoration, less the applicable deductible, Landlord shall commence and proceed diligently with the work of repair and restoration and this Lease shall continue in full force and effect. If such work of repair and restoration requires a period longer than one hundred twenty (120) day to complete, in Landlord's reasonable opinion (as evidenced by a written estimate from a contractor selected by Landlord and reasonably acceptable to Tenant), or exceeds fifty (50%) of the full insurable value of the Building, or if said insurance proceeds will not be sufficient to cover the entire cost of such repairs, or is not an insured peril, Landlord may either elect to so repair and restore the Building and this Lease shall continue in full force and effect, or Landlord may elect not to so repair and restore the

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
Building and this Lease shall in such event terminate. Under any of the conditions contained in this Section 6.2, Landlord shall give written notice (the "Restoration Notice") to Tenant of its intention with forty-five (45) days from the date of such event of damage or destruction. In the event Landlord elects not to restore the Building, this Lease shall be deemed to have been terminated as of the date of such damage or destruction (except to the extent that Tenant remains in possession of any part of the Building beyond the date of such damage or destruction, in which case as to such occupied part of the Building the Lease shall be deemed terminated as of the date Tenant surrenders same to Landlord, and the basic annual rental hereunder shall be reduced on an equitable basis from and after the date of damage or destruction). The Restoration Notice shall provide an estimate of the time required, in Landlord's reasonable business judgment, to repair or restore the damage and, if such estimate is longer than one hundred twenty (120) days, the damage has materially impaired Tenant's use of the Premises and the damage is not the result of the willful misconduct of Tenant or Tenant's agents, employees, licensees, invitees, contractors or subtenants, Tenant shall have the right to terminate this Lease by written notice of such election to Landlord within fifteen (15) days after receipt of the Restoration Notice. Tenant shall also have the right to terminate this Lease effective as of the date of the damage or destruction (except to the extent that Tenant remains in possession of any part of the Building beyond the date of such damage or destruction, in which case as to such occupied part of the Building the Lease shall be deemed terminated as of the date Tenant surrenders same to Landlord, and the basic annual rental hereunder shall be reduced on an equitable basis from and after the date of damage or destruction) in the event that (i) Landlord shall not deliver the Restoration Notice within the specified forty-five (45) day period, or (ii) Landlord, after having elected to restore, shall not have substantially completed the restoration with the specified one hundred twenty day (120) period (or such longer period specified in the Restoration Notice); and Tenant's option to terminate specified in this sentence shall be exercised by written notice to Landlord within sixty (60) days after the casualty event as to clause (i) and within one hundred thirty-five
(135) days after the casualty event as to clause (ii).

                  6.3 Upon any termination of this Lease under any of the provisions of Section 6.2, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

                  6.4 In the event of repair or restoration by Landlord as herein provided, the rent payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair or restoration. In no event shall Tenant be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

                  6.5 Tenant shall not be released from any of its obligations under this Lease in an event of casualty except to the extent and upon the conditions expressly stated in this Section 6.

                  6.6 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only to those portions of the Premises which were originally provided at Landlord's expense, and the repair and restoration of items within the Premises not provided at Landlord's expense shall be the obligation of Tenant. Tenant agrees to coordinate the restoration and repair of those items it is required to restore or repair with Landlord's repair and restoration work and in coordination with a work schedule prepared by Landlord, or Landlord's contractor. Further, Tenant's work shall be performed in accordance with the terms, standards and conditions contained in Article 9 hereof.

                  6.7 Notwithstanding anything to the contrary contained in this
Section 6, Landlord shall not have any obligation whatsoever to repair or restore the Building when the damage thereto is the result of any casualty which occurs during the last twelve (12) months of the term of this Lease or any extension hereof. However, Landlord shall be required to give the Restoration Notice to Tenant of its intention within thirty (30) days from the date of such event of damage or destruction. In the event Landlord elects not to restore the Building, Tenant shall have the right to terminate the Lease by delivering notice thereof to Landlord within fifteen (15) days after receipt of such notice, in which case this Lease shall be deemed to have been terminated as of the date of such damage or destruction (except to the extent that Tenant remains in possession of any part of the Building beyond the date of such damage or destruction, in which case as to such occupied part of the Building the Lease shall be deemed terminated as of the date Tenant surrenders same to Landlord, and the basic annual rental hereunder shall be reduced on an equitable basis from and after the date of damage or destruction). In addition, and notwithstanding anything to the contrary contained in Section 6, in the event the Building or any portion thereof is damaged by fire of other perils during the last twelve (12) months of the term of this Lease or any extension hereof such that the repair or restoration thereof may not, in Landlord's reasonable opinion, be completed within sixty (60) days from the date of such casualty, Landlord and Tenant shall have the right, upon written notice to the other, to terminate this Lease. Notwithstanding the foregoing, this provision shall not be applicable during the last twelve (12) months of the (a) original Term if Tenant has properly exercised the option to extend the Term for the first Renewal Term as provided in Section 32, and (b) first Renewal Term of Tenant has properly exercised the option to further extend the Term for the second Renewal Term as provided in Section 32.

                  6.8 Notwithstanding anything to the contrary contained in this Lease, if (i) the damage or destruction results from the fault of Tenant or any of its agents, employees, licensees, invitees, subtenants, guests, assigned or contractors, and (ii) the insurance proceeds received by Landlord (or the proceeds that would have been received by Landlord had it maintained the insurance required under Section 5.1.1) are not sufficient (without regard to any deductible) to cover the entire cost of repairs, the Tenant shall be responsible for the cost to replace, repair or rebuild the damaged or destroyed improvements to substantially their condition prior to the casualty event to the extent of the insurance proceeds deficiency.

                  6.9 Tenant agrees that the foregoing provisions are in lieu of any other rights or remedies that Tenant may have pursuant to N.J.S.A. 46:8-6 or 46:8-7, and Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

         7.       CONDEMNATION

                  7.1 If the whole of the Premises shall be taken under the power of eminent domain by any public or private authority or in the event of sale to such authority in lieu of formal proceedings of eminent domain, then this Lease shall cease and terminate as of the date of such taking or sale, which date is defined, for all purposes of this Section 7, as the date the public or private authority has the right to possession of the property being taken or sold.

                  7.2 In the event of any taking or sale of all or any part of the Premises, the entire proceeds of the award or sale shall be paid to Landlord, and Tenant shall have no right to any part thereof, provided, however, that nothing contained herein shall be construed to prevent Tenant from recovering any allowance for its personal property, moving expenses and other awards which the law permits to be made to tenants, so long as such allowance does not diminish the award paid to Landlord.

                  7.3 If any public or private authority shall, under the power of eminent domain, make a taking, or should a sale in lieu thereof occur, of less than the whole of the Premises then Landlord may, at its election if Landlord in its sole and reasonable discretion determines that it is not commercially feasible for it to continue operating the Premises, terminate this Lease by giving Tenant written notice of the exercise of its election within 20 days after the nature and extent of the taking or sale have been finally determined. In the event of termination by Landlord under the provisions of this
Section 7.3, this Lease shall cease and terminate as of the date of such taking or sale. If Landlord does not so terminate this Lease, subject to Section 7.5, this Lease shall continue in full force and effect.

                  7.4 In the event of a partial taking or sale not resulting in a termination of this Lease pursuant to Section 7.3, Landlord shall, if Landlord's mortgagee consents thereto, effectuate all such repairs and restoration as are necessary to restore the Premises for the operation of Tenant's business, to the extent net proceeds of the award or sale are available, but nothing contained herein shall be construed so as to require Landlord to pay any cost of repair in excess of the net proceeds of the award or sale price received from the condemning authority. In such case, as of the date of the taking, the basic and additional rent reserved hereunder shall be reduced, but only until such time as Landlord completes its repair or restoration in accordance herewith, by an amount that is in the same ratio to the rental then in effect as the value of the portion of the Premises taken or sold bears to the total value of the Premises immediately before the date of taking or sale (provided that an equitably determined abatement shall continue to compensate Tenant for any loss of use or enjoyment of the Premises which continues after such repair or restoration). If the net proceeds of the award or sale are not sufficient to repair or restore the Premises, Tenant may, at its own expense, complete such repairs or restoration, in accordance with the terms of this Lease.

                  7.5 Tenant shall have the option, to be exercised by written notice to Landlord within fifteen (15) days after such taking or sale, to terminate this Lease in the event (i) more than 10% of the floor area of the Building is taken in condemnation; (ii) (A)(1) more than 15% of the parking area on the Premises is taken in condemnation, or (2) less than 15% of the parking area is taken in condemnation and the Township of Lakewood revokes the certificate of occupancy for the Building, and (B) Landlord (or an affiliate thereof) shall not provide reasonable alternative parking to Tenant; or (iii) the Lease continues notwithstanding a partial condemnation and within 120 days after the condemnation, Landlord does not restore the balance of the Premises substantially to their condition prior to the condemnation.

                  7.6 The taking of the Premises or any part thereof by military or other public authority shall constitute a taking of the Premises under the power of eminent domain only when the use and occupancy by the taking authority has continued for longer than 90 consecutive days. During the 90-day period all the provisions of this Lease shall remain in full force and effect, except that rental reserved (including the additional rent) shall be abated during such period of taking based on the extent to which the taking interferes with Tenant's use of the Premises. Landlord shall be entitled to whatever award may be paid for the use and occupation of the Premises for the period involved.

         8.       SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATE

                  8.1 Provided Landlord obtains a Non-Disturbance Agreement (hereinafter defined), this Lease is and shall be subject to all mortgages which may now or hereafter affect the Premises, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, replacements, and extensions of such mortgages irrespective of the date of recording thereof. In confirmation of such subordination, Tenant agrees, without payment to Tenant of any consideration therefor, to promptly (but in any event, with ten (10) days of request) execute and deliver any Non-Disturbance Agreement that Landlord or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination. The mortgages to which this Lease is, at the time referred to, subject and subordinate shall sometimes be collectively called "superior mortgages." Landlord shall, upon the request of Tenant, use its good faith efforts to obtain from the holder of any superior mortgage an agreement (a "Non-Disturbance Agreement") in a commercially reasonable form, to the effect that provided Tenant is not in default under this Lease Tenant's possession of the Premises shall not be disturbed in the event that the holder of a superior mortgage forecloses its superior mortgage; provided, however, Landlord (i) shall not be required to incur any costs or liabilities in connection therewith and
(ii) shall not have any liability to Tenant if Landlord shall fail to procure such Non-Disturbance Agreement.

                  8.2 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to the holder of each superior mortgage whose name and address shall previously have been furnished to Tenant in writing and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder within thirty (30) days, until a thirty (30) day period for remedying such act or omission shall have elapsed following the giving of such notice), provided such holder shall with due diligence give Tenant written notice of intention to, and commence and continue to, remedy such act or omission.

                  8.3 If the holder of a superior mortgage shall succeed to the rights of Landlord, then at the request of such party so succeeding to Landlord's rights (herein sometimes called successor-landlord) and upon such successor-landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor-landlord as Tenant's landlord under this Lease and shall promptly, without payment to Tenant of any consideration therefor, execute and deliver any commercially reasonable instrument that such successor-landlord may request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor-landlord and Tenant upon all of the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor-landlord shall not: (i) be obligated to repair, restore, replace, or rebuild the Property, in case of total or substantially total damage or destruction, beyond such repair, restoration or rebuilding as can reasonably be accomplished with the net proceeds of insurance actually received by, or made available to, the successor-landlord; (ii) be liable for any previous act or omission of Landlord; (iii) be subject to any prior defenses or offsets; (iv) be bound by any modification of this Lease not expressly provided for in this Lease or by any previous prepayment of more than one month's rent (except to the extent received by such successor-landlord), unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor-landlord shall have succeeded to the rights of Landlord; or (v) be liable for the performance of Landlord's covenants and agreements contained in this Lease to any extent other than to the successor-landlord's ownership in the Premises, and no other property of such successor-landlord shall be subject to levy, attachment, execution or other enforcement procedure for the satisfaction of Tenant's remedies,

                  8.4 In the event that a bona fide institutional lender shall request reasonable modifications to this Lease, then Tenant shall not unreasonably withhold or delay its written consent to such modifications provided that the same do not (and Tenant shall not demand the payment to Tenant of any consideration for consent thereto), increase in any material manner the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises.

                  8.5 Tenant agrees, at any time, and from time to time (and without payment to Tenant of any consideration therefor), upon not less than ten
(10) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord (and/or Landlord's designee) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent has been paid, stating such other information concerning this Lease and Tenant's tenancy as Landlord reasonably shall request, and stating whether or not there exists any default in the performance by Landlord of any term, covenant or condition contained in this Lease and, if so, specifying each such default, it being intended that any such statement delivered pursuant to this Section 8.5 may be relied upon by Landlord and by any mortgagee or prospective mortgagee of any mortgage affecting the Property or any purchaser or prospective purchaser of the Property. When so requested by Landlord, such statement shall be submitted in writing under oath by a person or persons having knowledge of the statements made therein.

         9.       REPAIRS, MAINTENANCE, ALTERATIONS, ETC.

                  9.1 Except as provided in Sections 3.5, 4.2.2, 6, 7 and the next sentence in this Section 9.1, Tenant at its cost shall maintain, in good condition, and shall repair if damaged and replace as required, all portions of the Premises, including, without limitation, the HVAC system, all of Tenant's personal property, the roof, exterior walls, steel structures and plumbing, electrical and sprinkler systems of the Building, and the grounds, driveways and parking areas on the Premises (including removal of ice and snow from the sidewalks and curbs on the Premises) and the Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations in or to the Premises. Notwithstanding the foregoing, Landlord shall be responsible for normal and ordinary landscaping maintenance, snow removal from parking areas, and well and irrigation system maintenance, unless any such maintenance is necessary as a result of the negligence or misconduct of Tenant or any of Tenant's agents, employees, licenses, invitees, subtenants or contractors, in which case Tenant shall be responsible for such maintenance.

                  9.2 Landlord shall not be liable for any failure of water supply, gas or electric current or of any utility or for any damage to property caused by or resulting from gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain or snow which may leak or flow from the street, sewers, gas mains or any sub-surface area or from any part of the Building, or leakage of gasoline or oil from pipes, appliances, sewer or plumbing works therein, or from any other place, or for interference with light or other incorporeal hereditaments by anyone, or caused by operations by or of any public or quasi-public work.

                  9.3 Tenant shall have the right to make, at its sole cost and expense, additions, alterations and changes (collectively, "Alterations") in or to the Building, provided Tenant shall not then be in default in the performance of any of the covenants in this Lease beyond any applicable notice or grace period, subject, however, in all cases to the following conditions:

                           9.3.1 No Alterations shall be commenced except after
fifteen (15) days' prior written notice, which shall include reasonably detailed final plans and specifications and working drawings of the proposed Alterations and the name of the contractor, to Landlord.

                           9.3.2 No single, integrated Alteration costing in
excess of $25,000.00 and no structural, Building system or exterior Alterations, regardless of cost, shall be made without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing Landlord hereby consents to the performance by Tenant of the Alterations specified on Exhibit B.

                           9.3.3 No Alterations shall be undertaken until Tenant
shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all governmental authorities having jurisdiction.

                           9.3.4 All Alterations shall be made promptly
(unavoidable delays excepted), in a good and workmanlike manner and in compliance with all applicable permits, authorizations and all Legal Requirements and all Insurance Requirements.

                           9.3.5 Before commencing the Alterations and at all
times during construction, Tenant's contractor shall maintain builder's risk insurance coverage satisfactory to Landlord.

                           9.3.6 If the estimated cost of the Alterations
exceeds $100,000.00, before the commencement of the Alterations Tenant at its cost shall furnish to Landlord a performance and completion bond issued by an insurance company qualified to do business in New Jersey in a sum equal to the cost of the Alterations (as determined by the construction contract between Tenant and its contractor) guaranteeing the completion of the Alterations free and clear of all liens and other charges, and in accordance with the plans and specifications.

                  9.4 Prior to the expiration of the Term or sooner termination of this Lease, Tenant, at Tenant's cost, shall remove any Alterations that Tenant has made to the Premises and repair any damage caused by the removal of such Alterations. Notwithstanding the foregoing, Tenant, at its election, shall not be required to so remove those Alterations described on Exhibit C annexed hereto, provided, however, if Tenant shall elect to so remove any of such Alterations, it shall do so prior ro the expiration of the Term or sooner termination of this Lease, and repair any damage caused by the removal of such Alterations. This Section shall survive the expiration or termination of this Lease.

         10.      SECURITY DEPOSIT

                  10.1 Tenant has this day deposited (by check subject to collection) with Landlord the sum of $33,666,67 to secure the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed, which sum shall be returned to Tenant without interest promptly after the expiration of the Term, less any amount, applied by Landlord pursuant to this Section 10 and not previously restored by Tenant. In no event shall Tenant be entitled to credit against any rent due hereunder by virtue of the deposit of such security. In the event of a sale of the Premises, Landlord shall have the right to transfer the security to the vendee for the benefit of Tenant, and Landlord shall be considered released by Tenant from all liability for the return of such security; Tenant shall look to the new landlord solely for the return of the security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant. Tenant shall from time-to-time deposit additional amounts hereunder so that the total amount deposited hereunder shall at all times be equal to $33,666.67.

         11.      ASSIGNMENTS, SUBLETTING AND MORTGAGING

                  11.1 Neither Tenant, nor Tenant's successors or assigns, shall (unless expressly permitted to do so) assign, mortgage, pledge or encumber this Lease, in whole or in part, or sublet the Premises, in whole or in part, or permit the same or any portion thereof to be used or occupied by others, or enter into a management contract or other arrangement whereby the Premises shall be managed and operated by anyone other than the then owner of Tenant's leasehold estate, nor shall this Lease be assigned or transferred by operation of law, without the prior consent in writing of Landlord in each instance. If this Lease be so assigned or transferred, or if all or any part of the Premises be sublet or occupied by anybody other than Tenant, Landlord may, after such default by Tenant, collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the rent reserved herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any agreement, term, covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of the terms, covenants and conditions of this Lease, and Tenant shall continue to be liable under this Lease. The consent by Landlord to an assignment, mortgage, pledge, encumbrance, transfer, management contract or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment, mortgage, pledge, encumbrance, transfer, management contract or subletting. Landlord shall have the right to unreasonably withhold its consent to an assignment (except as provided in Section 11.6), mortgage, pledge or other encumbrance, however Landlord shall not unreasonably withhold its consent to a proposed subletting (subject, however, to the provision of Section 11.3). Notwithstanding anything to the contrary herein contained, an assignment of this Lease shall include, without limitation, the following: (a) if Tenant shall be a corporation and a controlling amount of its voting stock or all or substantially all its assets shall be sold, mortgaged, assigned, pledged, encumbered or otherwise transferred (whether in one (1) single transaction or in more than one (1) successive transaction); or (b) if Tenant shall be a partnership, limited liability company, joint venture, syndicate or other group and all or any portion of the interest of any partner, member or other equity holder shall be sold or otherwise transferred (however this provision shall not, as to a corporation or other entity whose stock or other equity interests are publicly traded on a recognized stock exchange, be applicable to sales of stock or other equity interests on such stock exchange).

                  11.2 If Tenant shall desire to assign this Lease or sublet all or a portion of the Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed subletting, a description identifying the space to be sublet and the term of such subletting, (c) the nature and character of the business of the proposed assignee or subtenant, (d) in the case of a proposed assignment, a current financial statement of the proposed assignee, and (e) the proposed form of the instrument of assignment or sublease.

                  11.3 Notwithstanding anything to the contrary contained in
Section 11.1, Landlord shall not unreasonably withhold its consent to a proposed sublease provided that (a) the proposed subtenant shall not have a character or reputation or be engaged in a business, in the reasonable opinion of Landlord, making it unsuitable for occupancy in the Lakewood Industrial Park, and (b) the proposed subtenant shall not be either (i) an occupant of any space in the Building or any other space in Ocean County owned by Landlord or an affiliate thereof, or (ii) a person to whom, in response to a written request submitted by such person, Landlord (or an affiliate thereof), during the one hundred eighty
(180) day period prior to the submission of Tenant's request for consent, has submitted a lease proposal, or whom, during the one hundred eighty (180) day period prior to the submission of Tenant's request for consent, has submitted to Landlord a lease proposal. Landlord shall, within fifteen (15) days after its receipt of the materials required by this Section 11.3, either (1) grant its consent or (2) withhold consent; provided, however, Landlord shall not be required to consent if a default under this Lease by Tenant shall have occurred and remain uncured.

                  11.4 Tenant, within twenty (20) days of its receipt of Landlord's request therefor, shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in considering whether or not to consent, including reasonable attorney's fees and disbursements and the reasonable costs of making investigations regarding the proposed subtenant or assignee. After Landlord shall have granted its consent, but before the subtenant or assignee shall take possession, Tenant shall deliver to Landlord a fully-executed counterpart of the sublease or instrument of assignment.

                  11.5 If Tenant shall sublease any portion of the Premises or assign this Lease, Tenant shall pay to Landlord fifty percent (50%) of any consideration received by Tenant (net of reasonable costs incurred by Tenant to effect any such assignment or sublet, such as advertising, brokerage, legal and construction expenses) from the subtenant or assignee, as the case may be, to the extent such consideration exceeds the basic annual rental and additional rent payable hereunder.

                  11.6 Notwithstanding the provisions of Section 11.1, Tenant may, without the consent of Landlord, assign this Lease, or sublease all or any part of the Premises, to any Successor (hereinafter defined). As used above, the term "Successor" shall mean an entity (a) succeeding to Tenant by merger, consolidation or sale or other transfer of all or substantially all the assets of Tenant, and (b) whose net worth as of the effective date of the assignment or sublease shall be equal to or greater than the net worth of Tenant at such time. All financial criteria set forth in this Section 11.6 shall be determined in accordance with generally accepted accounting principles consistently applied and based upon financial statements of Tenant and such assignee audited by an independent public accounting firm.

                  11.7 Any subletting, whether made with or without Landlord's consent, shall be subject and subordinate to this Lease. Furthermore, notwithstanding any assignment of this Lease or subletting of all or any part of the Premises, whether made with or without Landlord's consent, the Tenant originally named herein, and each Successor Tenant, shall be and remain jointly and severally liable for all obligations of Tenant hereunder.

         12.      INDEMNITY

                  12.1 Notwithstanding that joint or concurrent liability may be imposed upon Landlord by statute, ordinance, rule, regulation, order, or court decision, Tenant shall, notwithstanding any insurance furnished pursuant hereto or otherwise, indemnify, protect, defend and hold harmless Landlord (which for purposes of this Section 12.1 shall include its agents, employees, partners and principals) from and against any and all liability, fines, suits, claims, obligations, damages, losses, penalties, demands, actions and judgments, costs and reasonable expenses of any kind or nature (including reasonable attorneys' fees) (collectively,"Costs"), by anyone whomsoever, due to or arising out of:

                           12.1.1 any work or thing done in, on or about the
Premises or any part thereof by Tenant or anyone claiming through or under Tenant or the respective employees, agents, licensees, contractors, servants or subtenants of Tenant or any such person;

                           12.1.2 any use, possession, occupation, condition,
operation, maintenance or management of the Premises or any part thereof, including, without limitation, any air, land, water or other pollution caused by Tenant;

                           12.1.3 any negligence or wrongful act or omission on
the part of Tenant or any person claiming through or under Tenant or the respective employees, agents, licensees, invitees, contractors, servants or subtenants of Tenant or any such person;

                           12.1.4 any accident or injury to any person
(including death) or damage to property (including loss of property) occurring in or on the Premises or any part thereof,

                           12.1.5 any failure on the part of Tenant to perform
or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with; and

                           12.1.6 any failure on the part of Tenant to perform
or comply with Legal Requirements or Insurance Requirements.

In case any action or proceeding is brought against Landlord by reason of any of the foregoing, Tenant, upon written notice from Landlord shall, at Tenant's expense, resist or defend or cause to be resisted or defended such action or proceeding. Tenant or its counsel shall keep Landlord apprised at all times of the status of the action or proceeding. At the request of Tenant, Landlord will cooperate with Tenant in any such action or proceeding, and will execute any documents and pleadings reasonably required for such purpose, Tenant hereby agreeing to save Landlord harmless from all cost, expense (excluding attorneys' fees), loss and damage on account of, growing out of, or resulting from, such cooperation. The establishment of limits of coverage for the insurance required by Section 5 shall not serve in any way to limit Tenant's obligations pursuant to this Section 12. The provisions of this Section shall survive the expiration or termination of this Lease.

Notwithstanding the foregoing provisions of this Section 12.1, Tenant shall not be obligated to indemnify Landlord to the extent any Costs result from the (a) negligence or misconduct of Landlord or Landlord's agents, employees or contractors, or (b) breach of this Lease by Landlord,

                  12.2 To the extent not covered by insurance, Landlord agrees to indemnify, defend (with counsel reasonably approved by Tenant) and hold Tenant harmless from and against all Costs resulting from any accident or injury to any person occurring in or on the Premises resulting from the negligence of Landlord or Landlord's agents, employees or contractors; provided, however, the foregoing indemnity shall not include any Costs for which Tenant is otherwise responsible under Section 12.1.

         13.      DEFAULT PROVISIONS, LANDLORD'S REMEDIES

                  13.1 Any of the following events ("Events of Default") shall constitute a default under this Lease:

                           13.1.1 Tenant's default in the payment of any
installment of rent, or in the payment of any additional rent, on any day upon which the same shall be due and payable and such default shall continue for five
(5) days after the date on which Tenant is given notice that such payment is past due(the "Rent Grace Period"), provided, however, Tenant shall have the benefit of the Rent Grace Period not more frequently than two (2) times in any six (6) month period; or

                           13.1.2 Tenant's doing or permitting anything to be
done, whether by action or inaction, contrary to any of Tenant's obligations pursuant to this Lease (except as to the payment of rent and additional rent and the matters set forth in Sections 13.1.3 and 14) and such situation shall continue and shall not be remedied by Tenant within thirty
(30) days after Landlord shall have given to Tenant notice specifying the same; or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord (or any of its directors, officers, shareholders, partners, agents or employees) to the risk of criminal or civil liability or foreclosure of any superior mortgage or any other lien on the Premises, if Tenant shall not duly institute within such 30 day period and promptly and diligently prosecute to completion all steps necessary to remedy the same; or

                           13.1.3 The occurrence of any event or the arising of
any contingency whereby this Lease, any interest in it, the estate thereby granted or, any portion thereof, or the unexpired balance of the Term would by operation of law or otherwise devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Section 11.

                  13.2 Upon the occurrence of any Event of Default, the Landlord may exercise any one or more of the following remedies, in addition to all other remedies provided in this Lease and by law or in equity:

                           13.2.1 The Landlord may, by written notice to Tenant,
accelerate all rental and other sums due or to become due hereunder, which shall thereupon be immediately due and payable in full.

                           13.2.2 The Landlord may give the Tenant a notice (the
"Termination Notice") of its intention to terminate this Lease and, upon the day specified in the Termination Notice, this Lease and the term and estate hereby granted shall expire and terminate and all rights of the Tenant under this Lease shall expire and terminate, but the Tenant shall remain liable for damages as hereinafter set forth. Notwithstanding the foregoing, the Landlord may institute dispossess proceedings for non-payment of rent, distraint or other proceedings to enforce the payment of rent without giving the Termination Notice.

                  13.3 Upon any such termination or expiration of this Lease, or other termination of Tenant's possession under this Lease, the Tenant shall peaceably quit and surrender the Premises to the Landlord, and the Landlord or Landlord's agents and employees may without further notice immediately or at any time thereafter enter upon or re-enter the Premises, or any part thereof, and possess or repossess itself or themselves thereof either by summary dispossess proceedings, ejectment, any suitable action or proceeding at law, agreement, force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Premises without being liable to indictment, prosecution, or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again. The words "enter" or "reenter", "possess" or "repossess" as used in this Lease are not restricted to their technical legal meaning.

                  13.4 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or provided in this Lease.

                  13.5 Each right and remedy of the Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Landlord of any one or more of the rights of remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

                  13.6 Suit or suits for the recovery of damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained in this Lease shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of this Section 13 or under any provision of law, or had Landlord not re-entered the Premises. Nothing contained in this Lease shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which Landlord may lawfully be entitled by reason of any default under this Lease or otherwise on the part of Tenant. Nothing contained in this Lease shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this Lease or reentry on the Premises for the default of Tenant an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeding in which, such damages are to be proved.

                  13.7 Upon the occurrence of an Event of Default, the Tenant hereby authorizes and empowers the Landlord, at the Landlord's option (without imposing any duty upon the Landlord to do so), to re-enter the Premises as agent for the Tenant or any successor-occupant of the Premises under the Tenant, or for its own account or otherwise, and to relet the same for any term expiring either prior to the original expiration date hereof, or simultaneously therewith, or beyond such date, and to receive rent and apply same to pay all reasonable fees and expenses incurred by the Landlord as a result of such Event of Default, including without limitation any legal fees and expenses arising therefrom, the cost of re-entry and re-letting and to the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by the Landlord, whether by summary proceedings, termination or otherwise, shall discharge the Tenant from its liability to the Landlord as set forth herein; provided, however, Tenant shall not be responsible for any physical damage to or deterioration of the Premises to the extent (a) caused by Landlord or any party to whom the Premises are relet, or (b) occurring after vacation of the entire Premises by Tenant.

                  13.8 The Tenant shall be liable for all costs, charges and expenses, including reasonable attorney's fees and disbursements, incurred by the Landlord by reason of the occurrence of any Event of Default or the exercise of the Landlord's remedies with respect thereto.

                  13.9 Landlord shall have a lien upon and a security interest in all of Tenant's property located on the Premises for the rent, any and all additional rent, for all other payments to be made by Tenant to Landlord or any other person hereunder, for Tenant's performance of all of Tenant's obligations pursuant to this Lease and for all of Tenant's breaches thereof, provided, however, if no default by Tenant hereunder shall have occurred and be continuing, Landlord shall subordinate such lien to the lien on Tenant's property held by a bona fide lender.

                  13.10 The Tenant, for the Tenant, and on behalf of any and all persons claiming through or under the Tenant, including creditors of all kinds, does hereby waive and surrender all rights and privileges which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term after being dispossessed or ejected therefrom by the valid order of a court of competent jurisdiction.

                  13.11 The provisions of this Section 13 shall survive the expiration or termination of this Lease.

         14.      BANKRUPTCY AND INSOLVENCY

                  14.1 Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the United States Bankruptcy Code.

                  14.2 In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant is adjudicated insolvent by a court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if Tenant shall file a voluntary petition or proceeding under any federal or state law dealing with bankruptcy, insolvency, reorganization or any other adjustment of its debts, or if any assignment shall be made of the property of Tenant for the benefit of creditors, then this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

                  14.3 Tenant shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant and shall not make any assignment for the benefit of creditors or become or be adjudicated insolvent, or file any voluntary petition or commence any voluntary proceeding in respect thereto. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or of its assets, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within sixty (60) days after such allowance or appointment. Any act described in this Section 14.3 shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or by law or in equity.

                  14.4 Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code:

                           14.4.1 Tenant, as debtor and as debtor in possession,
and any trustee who may be appointed agree as follows: (a) to perform each and every obligation of Tenant under this Lease, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and

(b) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy on the Premises an amount equal to all rent, additional rent and other charges otherwise due pursuant to this Lease; and (c) to reject or assume this Lease within 60 days of the filing of such petition under the Bankruptcy Code; and (d) to give Landlord at least 45 days' prior written notice of any proceeding relating to any assumption of this Lease; and
(e) to give Landlord at least 30 days' prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and (f) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (g) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above, and (h) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

                           14.4.2 No Event of Default or default of this Lease
by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

                           14.4.3 Included within and in addition to any other
conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (a) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than 30 days of assumption and/or assignment; and (b) the use of the Premises as set forth in
Section 3 of this Lease; and (c) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (d) the Premises, at all times, remains a single leasehold structure and no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease.

                  14.5 Notwithstanding anything to the contrary contained in this Lease, if any of the bankruptcy events described in this Article 14 occurs and any and all such events are discharged or withdrawn in full within sixty
(60) days following the occurrence thereof, the occurrence of such events(s) shall not constitute an Event of Default.

         15.      ENTRY BY LANDLORD, ETC.

                  15.1 Tenant shall permit Landlord and its authorized representatives to enter the Premises, or any part thereof, at all reasonable times for the purpose of curing defaults of Tenant in accordance with, and after such notice (if any) as may be required by, the provisions of Section 13. In addition, Tenant, after reasonable prior notice, shall permit Landlord and fee mortgagees and their respective authorized representatives, to enter the Premises, or any part thereof, at all reasonable times during usual business hours on reasonable prior notice for the purpose of inspecting the same, provided such persons shall comply with Tenant's reasonable confidentiality procedures.

                  15.2 Landlord shall also have the right, after reasonable prior notice, to enter the Premises, or any part thereof, at all reasonable times during usual business hours for the purpose of showing the same to appraisers, prospective lenders and prospective purchasers or fee mortgagees thereof and, at any time within six months prior to the expiration of this Lease, for the purpose of showing the same to prospective tenants.

                  15.3 If, at any time during which Landlord or any fee mortgagee shall have the right to enter the Premises, admission to the Premises for the purposes aforesaid cannot be obtained, they, or their respective agents, servants, employees, contractors and representatives, may (on such notice, if any, as may be reasonable under the circumstances, which notice need not be in writing if an emergency exists in respect of the protection of the Premises) enter the Premises and accomplish such purpose. Any entry on the Premises by Landlord or a fee mortgagee shall be at such times and by such methods (other than in the event of such an emergency) as will cause as little inconvenience, annoyance, disturbance, loss of business or other damage to Tenant as may be reasonably practicable in the circumstances.

         16.      COVENANT OF QUIET ENJOYMENT

                  16.1 Landlord covenants that Tenant, on paying the rents and performing and observing all the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Premises during the Term, subject, however, to the terms of this Lease and to the matters to which this Lease is subject.

         17. EFFECT OF CONVEYANCE; LIMITS OF LIABILITY OF LANDLORD, DEFINITION OF "LANDLORD"

                  17.1 The term "Landlord" as used in this Lease shall mean and include only the owner or owners (and any mortgagee in possession) at the time in question of the fee estate in the Premises, so that in the event of any transfer or transfers (by operation of law or otherwise) of the title to such fee estate, Landlord herein named (and in case of any subsequent transfers or conveyances, the then transferor) shall be and hereby is automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability in respect of the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that (a) any funds in which Tenant has an interest, in the hands of such Landlord or the then transferor at the time of such transfer, shall then be turned over to the transferee, (b) any amount then due and payable to Tenant by Landlord or the then transferor under any provision of this Lease shall then be paid to Tenant, and (c) the transferee shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section 17 (and without further agreement between or among the parties or their successors in interest, and/or the transferee) and only during and in respect of the transferee's period of ownership, all of the terms, covenants and conditions in this Lease contained on the part of Landlord thereafter to be performed, which terms, covenants and conditions shall be deemed to "run with the land," it being intended hereby that the terms, covenants and conditions contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

                  17.2 It is specifically understood and agreed that in the event of a breach by Landlord of any of the terms, covenants or conditions of this Lease to be performed by Landlord, the monetary liability of Landlord in relation to any such breach shall be limited to the equity of Landlord in the Premises, including Landlord's interest in this Lease, moneys held by any trustee for the benefit of Landlord and any sums at the time due or to become due under this Lease and insurance proceeds (and the term "equity" as used in this Section 17.2 shall be deemed to include all of the foregoing). Tenant shall look only to Landlord's equity in the Premises for the performance and observance of the terms, covenants and conditions of this Lease to be performed or observed by Landlord and for the satisfaction of Tenant's remedies for the collection of any award, judgment or other judicial process requiring the payment of money by Landlord in the event of a default in the full and prompt payment and performance of any of Landlord's obligations hereunder. No property or assets of Landlord, other than Landlord's equity in the Premises, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies in any matter whatsoever arising out of or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Landlord and Tenant hereunder or the use and occupancy of the Premises; and in confirmation of the foregoing, if any such lien, levy, execution or other enforcement procedure so arising shall be on or in respect of any property or assets of Landlord, other than Landlord's equity in the Premises, Tenant shall promptly release any property or assets of Landlord, other than Landlord's equity in the Premises, from such lien, levy, execution or other enforcement procedure by executing and delivering, at Tenant's expense and without charge to Landlord, any instrument or instruments, in recordable form, to that effect prepared by Landlord (but any such instrument of release shall not release any such lien, levy, execution or other endorsement procedure on or in respect of Landlord's equity in the Premises).

         18.      SURRENDER, HOLDING OVER BY TENANT

                  18.1 On the expiration or termination of this Lease, Tenant shall peaceably and quietly leave, surrender and deliver to Landlord the Premises, and Tenant shall remove all Alterations which may have been made upon the Premises and tangible personal property of any kind or nature which Tenant may have installed or affixed on, in or to the Premises, except as provided in
Section 9.4, and Tenant shall remove all of the foregoing to be surrendered in good, substantial and sufficient repair, order and condition, reasonable use, wear and tear casualty and condemnation damage and hazardous substances (hereinafter defined) for which Tenant is not responsible excepted and free of occupants. If as a result of or in the course of the removal of Alterations and Tenant's property any damage occurs to the Premises, Tenant shall pay to Landlord the reasonable cost of repairing such damage. If Tenant fails to so quit and surrender the Premises upon the expiration or termination of this Lease, it shall be liable to Landlord for the damages caused to Landlord by reason of such holdover and it is agreed that such damages shall be liquidated in an amount equal to double the rental rate provided for in this Lease, prorated based upon the period of holdover. The acceptance by Landlord of such damages or rental after termination of this Lease shall not be construed as consent to continued occupancy, nor shall such holding over constitute a renewal or extension of this Lease. Landlord may, at its option, construe such holding over as a tenancy from month to month, subject to all the terms, covenants and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay rent and additional rent in advance at the rate provided in this Lease as effective during the last month thereof Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

         19.      CURING DEFAULTS, FEES AND EXPENSES

                  19.1 If Tenant shall fail to pay any imposition or to make any other payment required hereunder or shall otherwise default in the full and prompt performance of any covenant contained herein and to be performed on Tenant's part, Landlord, without being under any obligation to do so and without thereby waiving such default, may, after 30 days' notice to Tenant, or such notice (which may be oral) as may be reasonable in the circumstances if any emergency exists in respect of the protection of the Premises, make such payment or perform such covenant for the account and at the expense of Tenant and may enter upon the Premises for any such purpose and take all action thereon as may be necessary therefor.

                  19.2 All sums so paid by Landlord in connection with the payment or performance by it of any of the obligations of Tenant hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the rate of 12% per annum (or, if lower, the maximum rate permitted by law) from the respective dates of the making of each such payment shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within 15 days after demand by Landlord. Landlord shall not be limited, in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as required by Section 5 hereof, to the amount of the insurance premium or premiums not paid or incurred by Tenant.

                  19.3 If Landlord shall fail to perform its covenants as to insurance under Section 5.1 or as to repairs and maintenance under Section 9.1, and Landlord shall not institute measures to remedy the same within 30 days after Tenant shall have given to Landlord written if notice specifying the failure and thereafter promptly and diligently complete the remedy, Tenant, without being under any obligation so to do and without thereby waiving such default, may, perform such covenant for the account and at the expense of Landlord and may deduct the actual and reasonable cost thereof from the next rental payment(s) coming due under this Lease.

                  19.4 The provisions of this Section 19 shall survive the expiration or termination of this Lease.

         20.      MECHANICS' AND OTHER LIENS

                  20.1 If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises or any part thereof with respect to any work done, or labor or materials furnished, or caused to be furnished, by Tenant or anyone claiming through or under Tenant, or any judgment, attachment or levy is filed or recorded against the Premises or any part thereof by anyone claiming through or under Tenant, Tenant, within 30 days after the date on which Tenant receives notice of such filing, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien, judgment, attachment or levy to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by bonding proceedings, if permitted by law (and if not so permitted, by deposit in court). Any amount so paid by Landlord, including all reasonable costs and expenses paid by Landlord in connection therewith, together with interest thereon at the rate of 12% per annum (or, if lower, the maximum rate permitted by law) from the respective dates of Landlord's so paying any such amount, cost or expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                  20.2 Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises, or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's liens against Landlord's interest in the Premises. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or estate or interest of Landlord in and to the Premises.

         21.      SIGNS, ADDRESS

                  21.1 Tenant, subject to all Legal Requirements, may place on the exterior of the Premises a sign or signs of such size, design and color, and in such location, as shall be approved in advance in writing by Landlord.

                  21.2 Landlord shall have the right to (a) install, maintain, move, remove and reinstall advertising signs on and off the Premises (other than on the Building) or signs identifying the Premises for sale or for rent, and (b) change the address of the Premises.

         22.      WAIVERS AND SURRENDERS TO BE IN WRITING; RIGHT TO TERMINATE

                  22.1 The receipt, acceptance and/or deposit (including the endorsement of any check) of full or partial rent by Landlord with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the provisions or covenants of this Lease shall not be deemed to be a waiver of any such provision, covenant or breach of this Lease. No waiver or modification by either party, unless in writing and signed by the waiving party, shall discharge or invalidate any provision or covenant or affect the right of the waiving party to enforce the same in the event of any subsequent breach or default. The failure on the part of Landlord to insist in any one or more instances upon the strict performance of any of the provisions or covenants of this Lease, or to enforce any covenant or provision herein contained consequent upon a breach of any provision of this Lease shall not affect or alter this Lease or be construed as a waiver or relinquishment for the future of such one or more provisions or covenants or of the right to insist upon strict performance or to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any then existing or subsequent breach, act or omission whether of a similar nature or otherwise. The receipt, acceptance and/or deposit (including the endorsement of any check) by Landlord of any rent or any other sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the Term, or after the giving by Landlord of a termination notice, shall not reinstate, continue or extend the Term, or destroy, or in any manner impair the efficacy of any such termination notice as may have been given hereunder by Landlord to Tenant prior to the receipt, acceptance and/or deposit (including the endorsement of any check) of any such rent, or other sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee shall be deemed to be an acceptance of a surrender of the Premises, or any part thereof, excepting only an agreement in writing signed by Landlord. No payment by Tenant or receipt, acceptance and/or deposit (including the endorsement of any check) by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease provided.

         23.      COVENANTS BINDING ON SUCCESSORS AND ASSIGNS

                  23.1 All of the terms, covenants and conditions of this Lease shall apply to and inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties, except as expressly otherwise herein provided. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein contained. No rights, however, shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or subletting, as the case may be, has been made in accordance with the provisions set forth in
Section 11.

         24.      RESOLUTION OF DISPUTES

                  24.1 The parties hereto waive a trial by jury (to the extent permitted by law) on any and all issues arising in any action or proceeding between them or their successors under or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Landlord and Tenant, or Tenant's use or occupation of the Premises, including any claim of injury or any emergency or other statutory remedy with respect thereto. The provisions of this Section shall survive the expiration or termination of this Lease.

         25.      NOTICES

                  25.1 Any statement, demand, election, request, notice, approval, consent or other communication, (collectively, "notice") authorized or required by this Lease must be in writing and shall be deemed given when delivered by telecopier, by special courier, by hand, against receipt, or sent postage prepaid by United States certified mail, return receipt requested, in a prepaid wrapper, addressed to the intended recipient at the address provided at the head of this Lease (except that after the commencement of the Term any notice to Tenant shall be addressed to Tenant at the Premises) or such other address as either party may designate by notice given from time to time in accordance with this Section. Any notices by a party signed by counsel to such party shall be deemed a notice signed by such party. Notice shall be deemed given on the date of delivery or the date delivery is refused.

         26.      DEFINITIONS; HEADINGS; CONSTRUCTION OF LEASE

                  26.1 For the purposes of this Lease, unless the context otherwise requires:

                           26.1.1 The term "Landlord's agents" shall be deemed
to include agents, servants, employees and contractors of landlord.

                           26.1.2 The term "person" shall be deemed to include
individuals, corporations, partnerships, firms, associations and any other legal or business entities.

                           26.1.3 The term "unavoidable delays" shall mean any
and all delays beyond the reasonable control of the party otherwise responsible, including delays caused by the other party, governmental restrictions, governmental preemption, strikes, labor disputes, lockouts, shortage of labor or materials, acts of God, enemy action, civil commotion, riot or insurrection, fire, holdover tenancies or other unavoidable casualty or any other cause beyond the responsible party's control, but shall not include delays occasioned by lack of money.

                           26.1.4 The terms "include," "including" and "such as"
shall be construed as if followed by the phrase "without being limited to". The words "herein," "hereof," "hereby," "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Section hereof unless expressly so stated.

                  26.2 The various terms which are defined in other Sections of this Lease shall have the meanings specified in such other Sections for all purposes of this Lease unless the context otherwise requires.

                  26.3 The Section headings in this Lease and the Table of Contents prefixed to this Lease are inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in construing this Lease.

                  26.4 All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities in question may require.

                  26.5 Anything in this Lease to the contrary notwithstanding, in the event that (a) any act or omission of Tenant shall require the consent or approval of Landlord pursuant to this Lease, and (b) this Lease provides that Landlord shall not unreasonably withhold such consent or approval, and (c) Tenant shall claim that Landlord has unreasonably withheld such consent or approval, then the sole recourse of Tenant upon the inability of the parties to agree shall be to bring an appropriate action in a court of competent jurisdiction against Landlord solely to issue a determination of whether the withholding of such consent or approval by Landlord is "reasonable" or "unreasonable", and Tenant shall not be entitled to any damages or other remedy other than specific performance for the issuance by Landlord of such consent or approval if a court of competent jurisdiction shall determine that such withholding of consent was unreasonable.

         27.      FORCE MAJEURE

                  27.1 Whenever the performance of any obligation of either party hereunder shall be delayed, hindered or prevented due to unavoidable delays, the time for performance of such obligation, unless other provision is expressly made therefor in this Lease, shall be extended, subject to and limited by the following conditions:

                           27.1.1 The extension shall be for no longer a period
than the delay actually so occasioned;

                           27.1.2 The party delayed shall promptly notify the
other party of the cessation of such unavoidable delay and of the extent of the delay which the party delayed claims was occasioned thereby;

                           27.1.3 No statement of fact contained in any such
notice shall be binding on the party receiving such notice; and

                           27.1.4 In no event shall lack of funds be deemed a
matter beyond either party's control.

         28.      BROKERAGE

                  28.1 Landlord and Tenant each warrant and represent to the other that either: (i) if any broker is listed here: NONE, such broker is the only broker who was instrumental in bringing about this Lease; or (ii) if the word "NONE" appears in the line in clause (i), no broker was instrumental in bringing about this Lease. Each party (the "breaching party") hereto agrees to indemnify, defend and hold the other party (the "non-breaching party") harmless with respect to any judgments, damages, legal fees, court costs and any and all liabilities of any nature whatsoever incurred by the non-breaching party arising from a breach of the applicable warranty and representation by the breaching party. The provisions of the foregoing representation and indemnity shall survive the expiration or termination of this Lease.

         29.      MISCELLANEOUS PROVISIONS

                  29.1 This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as otherwise herein expressly provided, no subsequent alteration, amendment, change, waiver or addition to or of any provision of this Lease, nor any surrender of the Term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party against whom the same is charged or such party's successors in interest.

                  29.2 Neither this Lease nor a memorandum thereof shall be recorded by either party without the written consent of the other.

                  29.3 This Lease shall be governed in all respects by the laws of the State of New Jersey.

                  29.4 This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  29.5 All obligations of Tenant which shall not have been performed prior to the end of the Term or which by their nature involve performance, in any particular, after the end of the Term, or which cannot be ascertained to have been fully performed until after the end of the Term, shall survive the expiration or termination of the Term.

                  29.6 If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         30.      COMPLIANCE WITH ENVIRONMENTAL LAWS

                  30.1 Tenant shall, at Tenant's sole cost and expense, comply with the requirements of any Federal, state, county, municipal or other governmental law, ordinance, rule, regulation, requirement and/or directive pertaining to the environment (an "Environmental Law" or "Environmental Laws"), including, but not limited to, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.); the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1 et seq.); the Worker and Community Right To Know Act (N.J.S.A. 34:5A-1 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.); and the Industrial Site Recovery Act (N.J.S.A. 13:1 K-6 et seq.) ("ISRA") arising out of or relating to Tenant's operations at, use or occupancy of the Premises. In this regard, Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide all information to and comply with all requirements of any governmental authority. Should said governmental authority determine that action is necessary to cleanup, remove and/or eliminate any spills or discharges of Hazardous Substances (hereinafter defined), subject to the provisions of Section
30.7 of this Lease, Tenant agrees to take all actions as required by any government agency to remove and clean-up said Hazardous Substances. As used herein, "Hazardous Substances" means any substance that is toxic ignitable, reactive, or corrosive and that is regulated by any local government, the State of New Jersey or the United States government, any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to state, federal, or local government law, and any asbestos, polychlorobiphinyls (PCBs), and petroleum. Tenant's obligations pursuant to this Section shall arise whenever required by any appropriate governmental agency, including, but not limited to, any closing, terminating or transferring of operations at the Premises.

                           30.1.1 Tenant shall obtain, at its sole cost and
expense, at least one hundred twenty (120) days prior to the expiration of the Term of this Lease or any extension renewal thereof, a written statement by the New Jersey Department of Environmental Protection ("NJDEP") that the termination of Tenant's operation at the Premises would not cause ISRA to become applicable and Tenant shall provide Landlord with a copy of such written statement promptly upon receipt thereof by Tenant. Tenant shall apply to the NJDEP not later than six (6) months prior to the expiration of the Term or extensions thereof In the event the NJDEP determines that Tenant's use of the Premises and its subsequent termination of its operation would trigger the requirements of ISRA, or in the event Tenant is unable or fails to obtain such written statement at least one hundred twenty (120) days prior to the expiration of this Lease or any renewal hereof, then Tenant shall promptly comply with ISRA, and shall be responsible for all expenses and costs in complying with ISRA. Subject to
Section 30.7 herein, Tenant shall be responsible for obtaining a negative declaration or effecting a clean-up plan prior to the expiration of this Lease or any renewal thereof in accordance with ISRA. If Landlord is required by the NJDEP to perform any act in order to obtain said negative declaration or effect a clean-up plan, Landlord shall comply with same but Tenant shall (subject to Section 30.7) reimburse Landlord for any and all costs incurred by Landlord, including, without limitation, attorneys' and engineers' fees, if any.

                           30.1.2 Subject to Section 30.2.3(b), Landlord shall,
at Landlord's cost and expense, comply with ISRA during the Term of this Lease to the extent that same is necessary as a result of any action or inaction by Landlord, including but not limited to, any sale or other transfer or change in ownership of the Premises by Landlord, or sale of the controlling share of Landlord's assets. Landlord shall indemnify and defend Tenant from and against any and all liability, loss and expenses, including Tenant's reasonable attorneys' fees, which Tenant may incur by reason of Landlord's breach of the provisions of this Section 30.

                           30.1.3(a) At no expense to Landlord, Tenant shall
promptly provide all information reasonably requested by Landlord for preparation of an application for an ISRA letter of non-applicability, an ISRA letter of negative declaration or similar applications to evidence compliance with the provisions of ISRA and/or completion of a Hazardous Substance cleanup from the state or federal environmental agency having jurisdiction over the Premises, and affidavits, and shall promptly sign any documents, including affidavits, in connection with such applications, when reasonably requested by Landlord.

                           30.1.3(b) Notwithstanding anything to the contrary
contained herein in this Section 30, the party responsible for the obligation to comply with ISRA or any Environmental Law shall not be required to bear the cost of any cleanup to the extent the need for such cleanup arises from the acts or omissions of the other party or its employees, agents and contractors, in which event such other party shall bear the cost of the cleanup to such extent.

                           30.1.3(c) Landlord and Tenant agree to cooperate with
each other and provide such documents, affidavits and information as may be reasonably necessary for each of the parties to comply with ISRA.

                           30.1.4 For purposes of this Section, the term
"Environmental Documents" shall mean all environmental documentation concerning the Premises or its environs, in the possession or under the control of Tenant, including without limitation all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analyses, conclusions, quality assurance/quality control documentation, correspondence to or from the Element or any other municipal, county, state or federal governmental authority, submissions to the Element or any other municipal, county, state or federal governmental authority and directives, orders, approvals and disapprovals issued by the Element or any other municipal, county, state or federal governmental authority. During the Term and subsequently promptly upon receipt by Tenant or Tenant's representatives, Tenant shall deliver to Landlord all Environmental Documents concerning or generated by or on behalf of Tenant, whether currently or hereafter existing.

                           30.1.5 Tenant shall notify Landlord in advance of all
meetings scheduled between Tenant or Tenant's representatives and NJDEP or any other environmental authority, and Landlord and Landlord's representatives shall have the right, without the obligation, to attend and participate in all such meetings.

                           30.1.6 Subject to the provisions of Section 30.7 of
this Lease, should the element or any other division of the NJDEP or other governmental authority determine that a Remedial Action Workplan be prepared and that remediation be undertaken because Hazardous Substances have been spilled, discharged or placed in, on, under or about the Premises during the Term or any Revised Term, Tenant shall at Tenant's own expense promptly prepare and submit a Remedial Action Workplan and, if required, establish a remediation funding source required by the NJDEP and shall promptly implement the approved Remedial Action Workplan. In no event shall Tenant's Remedial Action involve engineering or institutional controls, including without limitation capping, Deed Notice, Declaration of Restriction or other institutional controls pursuant to PL 1993
(c) 139, and notwithstanding NJDEP's requirements, Tenant's remedial action shall meet the NJDEP residential remediation standards for soil, surface water and groundwater. Promptly upon completion of all required investigatory and remedial activities, Tenant shall restore the affected areas of the Property from any damage or condition caused by the work, including without limitation closing, pursuant to law, any wells installed at the Property.

                           30.1.7 At no expense to Landlord, Tenant shall
promptly provide all information requested by Landlord or NJDEP for preparation of a non-applicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or NJDEP.

                           30.1.8 Should Tenant obtain a letter of
Non-Applicability or a de minimis quantity exemption from the Element, Landlord may, at its option, hire a consultant to undertake sampling at the Premises sufficient to determine whether any Hazardous Substances have been spilled, discharged or placed in, on or under or about the Premises. Should it be determined that a Remedial Action Workplan be prepared and that remediation be undertaken because hazardous substances have been spilled, discharged or placed in, on, under or about the property during the Term as the result of Tenant's use, occupancy and operations, Tenant shall at Tenant's own expense promptly prepare and submit a Remedial Action Workplan and, if required, establish a remediation funding source required by the NJDEP and shall promptly implement the approved Remedial Action Workplan. In no event shall Tenant's Remedial Action involve engineering or institutional controls, including without limitation capping, Deed Notice, Declaration of Restriction or other institutional controls pursuant to PL 1993 (c) 139, and notwithstanding NJDEP's requirements, Tenant's remedial action shall meet the NJDEP residential remediation standards for soil, surface water and groundwater.

                           30.1.9 If Tenant (a) fails to obtain either (i) a
Letter of Non-Applicability, (ii) a de minimis quantity exemption, (iii) an unconditional approval of Tenant's negative declaration, or (iv) a no further action letter with respect to Tenant's Remedial Action Workplan (collectively referred to as "ISRA Clearance") from the Element, or fails to remediate the Premises pursuant to Section 30.1.8 above, prior to the expiration or earlier termination of the Term, and (b) as a result of Tenant's failure to satisfy the provision of the foregoing clause (a) Landlord shall not be able to relet or sell the Premises upon the expiration or earlier termination the Term or any renewal or extension thereof, then upon the expiration or earlier termination of the Term or any renewal or extension thereof Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises pursuant to Section 18 of this Lease. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance or fulfill the obligations set forth in Section 30.1.8 above, as the case may be. If Landlord treats Tenant as a holdover tenant in possession of the Premises, then Tenant shall monthly pay to Landlord basic and additional rental at the rate set forth in Section 18 of this Lease until such time as Tenant obtains ISRA Clearance, Landlord is able to relet the Premises or sells the Premises, or Tenant fulfills its obligations under Section 30.1.8 above, as the case may be, and during the holdover period all of the terms of this Lease shall remain in full force and effect. In the event the holdover tenancy ends as a result of Landlord reletting or selling the Premises, Tenant's obligation to obtain ISRA Clearance or fulfill its obligations set forth in Section 30.1.8 shall continue until satisfied.

                  30.2 Tenant represents and warrants to Landlord that Tenant intends to use the Premises for only the use specified in Section 3.1 of this Lease, which operations have the following Standard Industrial Classification ("S.I.C.") numbers as defined by the most recent edition of the Standard Industrial Classification Manual published by the Federal Executive Office of the President, Office of Management and Budget: 2834. Tenant's use of the Premises shall be restricted to the classifications set forth above. Annexed hereto as Exhibit A is an affidavit of an officer of Tenant ("Officer's Affidavit") setting forth Tenant's S.I.C. numbers and a detailed description of the operations and processes Tenant shall undertake at the Premises, organized in the form of a narrative report, including a description and quantification of Hazardous Substances to be generated, manufactured, refined, transported, treated, stored, handled or disposed of at the Premises. Following commencement of the Term, Tenant shall notify Landlord by way of a supplemental Officer's Affidavit as to any changes in Tenant's operation, S.I.C. numbers or use, generation, manufacture, refining, transportation, treatment, storage, handling or disposal of Hazardous Substances. Tenant shall also supplement and update the Officer's Affidavit upon each anniversary of the commencement of the Term and upon the expiration or earlier termination of the Term. Tenant shall not commence or alter any operations at the Premises prior to: (i) obtaining all required operating and discharge permits or approvals, including but not limited to air pollution control permits and water pollution discharge elimination system permits from NJDEP, from all governmental or public authorities having jurisdiction over Tenant's operations or the Premises, and (ii) providing copy of the permits or approvals to Landlord.

                  30.3 Promptly upon the written request of Landlord, from time to time, Tenant shall provide Landlord, at Landlord's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Landlord to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup, or removal of any Hazardous Substances found on, under, at, within or about the Premises. Upon reasonable notice, which may be oral, Tenant shall permit Landlord and Landlord's agents, servants and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the Premises for the purposes of environmental inspection and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. At all times, a representative of Tenant shall accompany Landlord and his agents, servants and employees during the inspection. Tenant shall not restrict access to any part of the Premises, and Tenant shall not impose any conditions to access. In the event that Landlord's environmental inspection shall include sampling and testing of the Premises, Landlord shall use reasonable efforts to avoid unreasonably interfering with Tenant's use of the Premises.

                  30.4 Tenant shall at all times indemnify, defend (with counsel selected by Landlord) and hold harmless Landlord against and from any and all claims, suits, liabilities, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses caused by Tenant's operation of the Premises, Tenant's negligence, Tenant's willful misconduct, Tenant's breach of this Lease or other acts or omissions of Tenant with respect to:

                           30.4.1 Any actual discharge of Hazardous Substances,
or the actual presence of any Hazardous Substances on, in, upon, under, or affecting the Property, whether or not the same originates or emanates from the Premises, or any other real estate, including any loss of value of the Premises as a result of any of the foregoing;

                           30.4.2 Any costs of removal or remedial action
incurred by any governmental authority, any response costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Laws;

                           30.4.3 Liability for personal injury or property
damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near the Premises; and/or

                           30.4.4 any other environmental matter affecting the
Premises within the jurisdiction any other federal agency, or any state or local environmental agency or political subdivision or any court, administrative panel or tribunal.

         Tenant's obligations pursuant to this Section 30.5 of this Lease shall arise upon the discovery of any Hazardous Substance, whether or not any other federal agency or any state or local environmental agency or political subdivision or any court, administrative panel, or tribunal has taken or threatened any action in connection with the presence of any Hazardous Substances.

                  30.5 In the event of any discharge of Hazardous Substances or the presence of any Hazardous Substance affecting the Property, whether or not the same originates or emanates from the Premises or any other real estate, and/or if Tenant shall fail to comply with any of the requirements of the

Environmental Laws, Landlord may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Property and/or take any and all other actions as Landlord shall deem necessary or advisable in order to abate the discharge of any Hazardous Substance, remove the Hazardous Substance or cure Tenant's noncompliance.

                  30.6 Notwithstanding anything to the contrary herein contained, Tenant shall not be responsible for the cleanup, removal or elimination of any (a) spill or discharge of Hazardous Substances that were present in, on, under or about the Premises prior to the Commencement Date, or
(b) subsurface soil or groundwater migration of any Hazardous Substances onto the Premises from an off-site source, provided any of the events or conditions described in clauses (a) or (b) was not caused or exacerbated by Tenant or any of its agents, employees, licensees, invitees, contractors or subtenants.

                  30.7 This Section 30 shall survive the expiration or earlier termination of this Lease. Either party shall have the right of injunctive relief to enforce any and all of the other parties' obligations under Section 30 of this Lease.

                  30.8 Landlord represents and warrants to Tenant that to Landlord's knowledge, without investigation, no discharge or spill of Hazardous Substances in violation of Environmental Laws has occurred on the Premises on or before the date hereof

                  30.9 Landlord shall notify Tenant in advance of all meetings scheduled between Landlord or Landlord's representatives and NJDEP or any other environmental authority pertaining to environmental contamination on the Premises and Tenant and Tenant's representatives shall have the right, without the obligation, to attend and participate in all such meetings.

         31.      ENVIRONMENTAL REPORTS

                  31.1 Tenant shall promptly provide Landlord with all documentation and correspondence provided to NJDEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder.

                  31.2 Tenant shall promptly supply to Landlord all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge--Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder.

                  31.3 Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant to NJDEP, the United State Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other local, state or federal authority which requires submission of any information concerning Environmental Laws, environmental matters or hazardous wastes or substances. Tenant shall also promptly supply Landlord with all documentation, notices and correspondence delivered to Tenant by any such authority with respect to Environmental Laws, environmental matters or hazardous wastes or substances.

         32.      OPTION TO RENEW

                  Provided the following "Conditions to Renewal" are currently satisfied, Tenant shall have two (2) five (5)-year renewal options (for two (2) "Renewal Terms"), each to be exercised by the Tenant's giving to the Landlord written notice to renew at least one (1) year prior to the expiration of the original Term or incumbent Renewal Term, as the case may be. Upon the Tenant's giving of any such notice to renew, this Lease shall be automatically renewed for a Renewal Term of five (5) years, without the necessity of the execution of any further instrument or instruments, upon the same terms and conditions as are contained in this Lease, except that (A) the basic rent per annum shall be as hereinafter specified, and (B) there shall not be included therein any option to renew this Lease for any additional period beyond the second (2nd) Renewal Term above referred to.

                  The Conditions to Renewal are that Tenant is in possession and occupancy of the Premises, that this Lease is not previously canceled or terminated by either party, as in this Lease provided, by operation of law or otherwise, and that at both (i) the time of exercising the renewal option and
(ii) the commencement of the Renewal Term, the Tenant is not in default of any monetary obligation under this Lease or in material default under any non-monetary obligation under this Lease (without regard to any notice or remedy period).

                  The basic rent per annum during each Renewal Term shall be an amount equal to the basic rent payable during the original Term, payable in the manner as hereinbefore set forth, multiplied by the sum of (1) 100% and (2) the difference expressed as a percent between the Consumer Price Index (as hereinafter defined) for the first day of the first full month of the original Term and the Consumer Price Index for the first day of the month in which the particular Renewal Term commences. In no event shall the basic rent per annum during any Renewal Term be less than the greater of the basic rent per annum during the original Term or the basic rent per annum during any previous Renewal Term.

                  The Consumer Price Index shall be defined to be the Consumer Price Index for Urban Wage Earners and Clerical Workers for New York and Northeastern New Jersey (base years 1982-1984 = 100), published by the Bureau of Labor Statistics, United States Department of Labor, or successor or substitute index appropriately adjusted. In the event the Consumer Price Index (or a successor or substitute index) is not available, a reliable governmental or other nonpartisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used for the computation herein set forth.

                  If Tenant fails to give to the Landlord written notice of its exercise of any its options to renew as hereinabove specified, then that option and all subsequent options shall be null and void.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seals to be hereto affixed, the day and year first above written.

LANDLORD

WITNESS:                                 AIRPORT ASSOCIATES


/S/ June Langbern                        By:/S/ Edmund Bennett, Jr.
---------------------------                 -----------------------------------
Name: June Langbern                             Edmund Bennett, Jr.


/S/ June Langbern                        By:/S/ Ronald Bennett
---------------------------                 -----------------------------------
Name: June Langbern                             Ronald Bennett


ATTEST                                   TENANT

                                         VIVUS, INC.


/S/ Leland Wilson                        By:/S/ David C. Yntema
---------------------------                 -----------------------------------
Name: Leland Wilson                      Name: David C. Yntema
Title: Chief Executive Officer           Title: Chief Financial Officer

                                    EXHIBIT A

                               OFFICER'S AFFIDAVIT


STATE OF California:
                              :ss.
COUNTY OF San Mateo:


         David C. Yntema, of full age, being duly sworn according to law upon his/her oath, deposes and says:

         1.       I am Chief Financial Officer of the Tenant.

         2. The S.I.C. number(s) for the operations of the Tenant to be conducted in the Premises is (are) 2835.

         3. The following is a detailed description of the operations and processes Tenant shall undertake in the Premises, including a description and quantification of the Hazardous Substances to be generated, manufactured, refined, transported, treated, stored, handled or disposed of in the Premises:

         4. This affidavit is made to induce the Landlord to enter into the Lease, knowing the Landlord will rely on the truth of these statements.


                                          /S/ David C. Yntema



Sworn to and subscribed before
me this 27th day of January, 1997.



/S/ Valerie Hanson

                                    EXHIBIT B

                               INITIAL ALTERATIONS

[This exhibit will set forth those Alterations that the Landlord will permit Tenant to perform.]

                                    EXHIBIT C


[This exhibit will set forth those Alterations that Tenant may elect to remove prior to the expiration of the Term or sooner termination of this Lease.]